Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE THIRD QUARTER 2017

MIAMI, FLORIDA, November 14, 2017 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQX: SBSAA) today reported financial results for the three- and nine-months ended September 30, 2017.

Financial Highlights

(in thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2017	2016	Change	2017	2016	Change
Net revenue:
Radio	$29,310	$32,055	(9%)	$88,813	$92,009	(3%)
Television	3,481	3,580	(3%)	9,509	10,499	(9%)
Consolidated	$32,791	$35,635	(8%)	$98,322	$102,508	(4%)
Adjusted OIBDA, a non-GAAP measure*:
Radio	$10,303	$13,490	(24%)	$29,867	$36,488	(18%)
Television	186	98	90%	(332)	(217)	(53%)
Corporate	(2,523)	(2,409)	(5%)	(7,635)	(7,479)	(2%)
Consolidated	$7,966	$11,179	(29%)	$21,900	$28,792	(24%)

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“During the third quarter, we generated solid increases in our digital advertising sales which were offset by lower political revenues as well as a challenging overall environment for the radio industry,” said Raúl Alarcón, Chairman and CEO.  “Our footprint remains highly attractive with leading stations positioned across key Latino markets nationwide and we are taking steps to drive improved performance. At the same time, our strategic emphasis on delivering unique, multi-platform experiential offerings is expanding our aggregate audience share. Our La Musica digital entertainment platform and strengthened online presence continues to resonate with users across key demographics including Hispanic millennials. Looking ahead, we remain focused on continuing to grow our audience shares and delivering highly engaged and attractive audiences to our advertising partners across all major platforms.”

Quarter End Results

For the quarter-ended September 30, 2017, consolidated net revenues totaled $32.8 million compared to $35.6 million for the same prior year period, resulting in a decrease of $2.8 million or 8%.  Our radio segment net revenues decreased $2.7 million or 9%, due to

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decreases in local and national revenue, which were partially offset by increases in digital sales.  Our local sales decreased in our Los Angeles, Chicago, New York and San Francisco markets, while our national sales decreased in our Los Angeles, New York, Miami, Puerto Rico and San Francisco markets.  Our special events revenue decreased primarily in our San Francisco and Los Angeles markets.  Our television segment net revenues decreased by $0.1 million or 3%, due to the decreases in local sales.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $8.0 million compared to $11.2 million for the same prior year period, representing a decrease of $3.2 million or 29%. Our radio segment Adjusted OIBDA decreased $3.2 million or 24%, primarily due to an increase in operating expenses of $0.5 million and a decrease in net revenues of $2.7 million.  Radio station operating expenses increased mainly due to increases in special events, facilities, marketing, compensation and benefits, and Aire network related affiliate compensation expenses partially offset by reductions in transmitter rents, digital content production costs, commissions and barter expenses.  Our television segment Adjusted OIBDA increased $0.1 million, due to the decrease in operating expenses of $0.2 million offsetting the decrease in net revenues of $0.1 million.  Television station operating expenses decreased primarily due to an increase in production tax credits and a decrease in barter expense.  Our corporate Adjusted OIBDA decreased $0.1 million or 5%, mostly due to an increase related to airline charters to provide humanitarian relief to Puerto Rico after Hurricane Maria offset by a decrease in professional fees.

Operating income totaled $5.8 million compared to $10.0 million for the same prior year period, representing a decrease of $4.2 million or 42%.  This decrease was primarily due to the decrease in net revenues, the increase in operating expenses and recapitalization costs.

Nine Months Ended Results

For the nine-months ended September 30, 2017, consolidated net revenues totaled $98.3 million compared to $102.5 million for the same prior year period, resulting in a decrease of $4.2 million or 4%.  Our radio segment net revenues decreased $3.2 million or 3%, due to decreases in local, national and network revenue, which were partially offset by increases in special events and digital sales.  Our local sales decreased in our Los Angeles, Chicago, New York and Puerto Rico markets, while our national sales decreased in our Los Angeles, New York, Miami, Puerto Rico and Chicago markets.  Our special events revenue increased in all our radio markets and primarily in Los Angeles and San Francisco.  Our television segment net revenues decreased by $1.0 million or 9%, due to a decrease in local sales offset by an increase in national sales.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $21.9 million compared to $28.8 million for the same prior year period, representing a decrease of $6.9 million or 24%.  Our radio segment Adjusted OIBDA decreased $6.6 million or 18%, primarily due to an increase in operating expenses of $3.4 million and a decrease in net revenues of $3.2 million.  Radio station operating expenses increased mainly due to special events, bad debt, taxes and licenses, Aire network related affiliate compensation, barter, rating services and digital content production costs partially offset by lower transmitter rents, compensation and benefits, severance, commissions, taxes and licenses, fiber links and marketing expenses.  Our television segment Adjusted OIBDA decreased $0.1 million, due to the decrease in station operating expenses of $0.9 million, and the decrease in net revenues of $1.0 million.  Television station operating expenses decreased primarily due to increases in production tax credits and decreases in barter and commissions expenses partially offset by increases in programming content costs.  Our corporate Adjusted OIBDA decreased $0.1 million or 2%, mostly due to increases in compensation and benefits and airline charters to provide humanitarian relief to Puerto Rico after Hurricane Maria offset by a decrease in professional fees.

Operating income totaled $26.1 million compared to $24.7 million for the same prior year period, representing an increase of $1.4 million or 6%.  This increase was primarily due to the $12.8 million gain on the sale of our Los Angeles facility offset by the decrease in net revenues, the increase in operating expenses and recapitalization costs.

Third Quarter 2017 Conference Call

We will host a conference call to discuss our third quarter 2017 financial results on Thursday, November 16, 2017 at 11:00 a.m. Eastern Time.  To access the teleconference, please dial 412-317-5441 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, November 30, 2017 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10113972.

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There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at http://www.spanishbroadcasting.com/webcasts-presentations. A seven day archived replay of the webcast will also be available at that link.

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About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 300 affiliated stations reaching 94% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and nine-months ended   September 30, 2017 and 2016.

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in thousands, except per share amounts	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net revenue	$32,791	$35,635	$98,322	$102,508
Station operating expenses	22,302	22,047	68,787	66,228
Corporate expenses	2,534	2,505	7,771	8,047
Depreciation and amortization	1,087	1,133	3,330	3,548
Gain on the disposal of assets, net of disposal costs	—	—	(12,827)	(3)
Recapitalization costs	1,085	—	5,174	—
Other operating gains	—	—	—	(26)
Operating income	5,783	9,950	26,087	24,714
Interest expense, net	(8,384)	(10,020)	(27,699)	(30,109)
Dividends on Series B preferred stock classified as interest expense	(2,434)	(2,433)	(7,300)	(7,300)
Income (loss) before income taxes	(5,035)	(2,503)	(8,912)	(12,695)
Income tax expense	2,051	2,259	6,445	7,162
Net income (loss)	(7,086)	(4,762)	(15,357)	(19,857)
Net income (loss) per common share:
Basic & Diluted	$(0.98)	$(0.66)	$(2.11)	$(2.73)
Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

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Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs, and Recapitalization Costs excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP.  Adjusted OIBDA does not present station operating income as defined by our Indenture governing the Notes.  In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	For the Three Months Ended September 30, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$7,966	10,303	186	(2,523)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	11	—	—	11
Depreciation and amortization	1,087	453	557	77
Gain on the disposal of assets, net of disposal costs	—	—	—	—
Recapitalization costs	1,085	—	—	1,085
Other operating gains	—	—	—	—
Operating Income (Loss)	$5,783	9,850	(371)	(3,696)

	For the Three Months Ended September 30, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$11,179	13,490	98	(2,409)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	96	—	—	96
Depreciation and amortization	1,133	457	568	108
Gain on the disposal of assets, net of disposal costs	—	—	—	—
Recapitalization costs	—	—	—	—
Other operating gains	—	—	—	—
Operating Income (Loss)	$9,950	13,033	(470)	(2,613)

	For the Nine Months Ended September 30, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$21,900	29,867	(332)	(7,635)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	136	—	—	136
Depreciation and amortization	3,330	1,389	1,675	266
Gain on the disposal of assets, net of disposal costs	(12,827)	(12,826)	(1)	—
Recapitalization costs	5,174	—	—	5,174
Other operating gains	—	—	—	—
Operating Income (Loss)	$26,087	41,304	(2,006)	(13,211)

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	For the Nine Months Ended September 30, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$28,792	36,488	(217)	(7,479)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	559	(9)	—	568
Depreciation and amortization	3,548	1,420	1,815	313
Gain on the disposal of assets, net of disposal costs	(3)	(3)	—	—
Recapitalization costs	—	—	—	—
Other operating gains	(26)	—	—	(26)
Operating Income (Loss)	$24,714	35,080	(2,032)	(8,334)

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
Net revenue:
Radio	$29,310	$32,055	$88,813	$92,009
Television	3,481	3,580	9,509	10,499
Consolidated	$32,791	$35,635	$98,322	$102,508
Engineering and programming expenses:
Radio	$5,496	$5,853	$17,367	$17,997
Television	1,865	1,983	5,429	5,587
Consolidated	$7,361	$7,836	$22,796	$23,584
Selling, general and administrative expenses:
Radio	$13,511	$12,712	$41,579	$37,515
Television	1,430	1,499	4,412	5,129
Consolidated	$14,941	$14,211	$45,991	$42,644
Corporate expenses:	$2,534	$2,505	$7,771	$8,047
Depreciation and amortization:
Radio	$453	$457	$1,389	$1,420
Television	557	568	1,675	1,815
Corporate	77	108	266	313
Consolidated	$1,087	$1,133	$3,330	$3,548
Gain on the disposal of assets, net of disposal costs:
Radio	$—	$—	$(12,826)	$(3)
Television	—	—	(1)	—
Corporate	—	—	—	—
Consolidated	$—	$—	$(12,827)	$(3)
Recapitalization costs:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	1,085	—	5,174	—
Consolidated	$1,085	$—	$5,174	$—
Other operating gains:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	—	—	—	(26)
Consolidated	$—	$—	$—	$(26)
Operating income (loss):
Radio	$9,850	$13,033	$41,304	$35,080
Television	(371)	(470)	(2,006)	(2,032)
Corporate	(3,696)	(2,613)	(13,211)	(8,334)
Consolidated	$5,783	$9,950	$26,087	$24,714

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	September 30, 2017
Cash and cash equivalents	$11,843
Total assets	$434,454
12.5% Senior Secured Notes due 2017, net	$260,274
Other debt	11
Total debt	$260,285
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	72,599
Total	$163,148
Total stockholders' deficit	$(129,236)
Total capitalization	$294,197

	For the Nine Months Ended September 30,
	2017	2016
Capital expenditures	$905	$2,130
Cash paid for income taxes	$28	$168